UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2024

IDEANOMICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35561	20-1778374
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

114 Broadway, Suite 5116
New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

212-206-1216
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IDEX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

April 25, 2024 Amended and Restated Promissory Note

As previously disclosed on the Company’s December 19, 2022 Form 8-K, on December 13, 2022, the Company promised to pay to the order of Tillou Management and Consulting LLC, a New Jersey Limited Liability Company (the “Noteholder” or “Tillou”), an entity controlled by Vince McMahon, the father of our Executive Chairman, the principal amount of $2,000,000, together with all accrued interest thereon as provided in the promissory note entered into between the Company and the Noteholder dated December 13, 2022 (the “Prior Note”).

On April 25, 2024, the Company executed an Amended and Restated Promissory Note and promised to pay to the order of Tillou the principal amount of $4,137,095 (the “Loan”), together with all accrued interest thereon, as provided in the promissory note entered into between the Company and the Noteholder dated as of April 25, 2024. The Noteholder agreed to make an additional advance to the Company on April 25, 2024 in the principal amount of $1,397,095. The Company further agreed to pay the aggregate unpaid principal amount of the December 13, 2022 Note as well as accrued and unpaid interest, fees, and expenses relating to the Prior Note which were $740,000.
The Company agreed to repay the principal balance of the Loan in weekly installments, commencing on the Initial Payment Date and continuing on the first Business Day of each calendar week thereafter. Each weekly installment shall be in an amount equal to the greater of (x) $250,000 and (y) 100% of the net proceeds received by the Borrower pursuant to the SEPA during the immediately preceding calendar week. For purposes of this Note, (A) the "Initial Payment Date" means the earlier of (I) the first Business Day of the first calendar week immediately following the first date on which the Borrower receives net proceeds under the SEPA (whether in connection with the sale of Shares (as defined in the SEPA) or otherwise) and (II) July 1, 2024, and (B) "SEPA" means the Standby Equity Purchase Agreement dated January 5, 2024 (as amended, restated, supplemented or otherwise modified from time to time) between the Borrower, as company, and YA II PN, LTD., as investor. The principal amount outstanding under this Amended and Restated Promissory Note has an interest rate at a flat rate equal to 16% per annum (the “Interest Rate”). If any amount payable under the Note is not paid when due, such overdue amount shall bear interest at the Interest Rate plus 2%. The Company may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. The principal amount of the Note shall become due and payable in the event of a default pursuant to the Note.

May 29, 2024 Amended and Restated Promissory Note

Effective on May 29, 2024, the Company executed an Amended and Restated Promissory Note and promised to pay to the order of Tillou the principal amount of $7,217,095 which includes an additional advance to the Company in the principal amount of $3,000,000. It further includes $4,137,095 (the “Prior Existing Principal Balance”) and $80,000 of accrued unpaid fees and expenses.

The Company agreed to repay the principal balance of the Loan in weekly installments, commencing on the Initial Payment Date and continuing on the first Business Day of each calendar week thereafter. Each weekly installment shall be in an amount equal to the greater of (x) $250,000 and (y) 100% of the net proceeds received by the Borrower pursuant to the SEPA during the immediately preceding calendar week. For purposes of this Note, (A) the "Initial Payment Date" means the earlier of (I) the first Business Day of the first calendar week immediately following the first date on which the Borrower receives net proceeds under the SEPA (whether in connection with the sale of Shares (as defined in the SEPA) or otherwise) and (II) July 1, 2024, and (B) "SEPA" means the Standby Equity Purchase Agreement dated January 5, 2024 (as amended, restated, supplemented or otherwise modified from time to time) between the Borrower, as company, and YA II PN, LTD., as investor. The principal amount outstanding under this Amended and Restated Promissory Note has an interest rate at a flat rate equal to 16% per annum (the “Interest Rate”). If any amount payable under the Note s not paid when due, such overdue amount shall bear interest at the Interest Rate plus 2%. The Company may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. The principal amount of the Note shall become due and payable in the event of a default pursuant to the Note.
April 15, 2024 Amended and Restated SEPA Agreement
On January 10, 2024, Ideanomics entered into a standby equity purchase agreement (SEPA) with YA II PN, LTD. Pursuant to the SEPA, subject to certain conditions, the Company shall have the option, but not the obligation, to sell to YA II, and YA II shall purchase, an aggregate amount of up to 2,500,000 shares of the Company’s common stock, par value $0.001 per share, at the Company’s request any time during the commitment period commencing on the Effective Date and expiring upon the earlier of (i) the first day of the month next following the 24-month anniversary of the Effective Date or (ii) the date on which YA II shall have made payment of Advances (as defined below) for Common Stock equal to 2,500,000 shares. Each advance the Company requests shall not exceed an amount equal to 100% of the daily trading volume of the five trading days immediately preceding an Advance Notice, unless, subject to certain other limitations, both the Company and YA II mutually agree to an increased amount. The shares will be purchased at a purchase price equal to the lowest of the daily VWAPs of the Common Stock during the three consecutive trading days commencing on the date of the Advance Notice, multiplied by 94%.
On April 15, 2024 the standby equity purchase agreement was amended so that the Company shall have the option, but not the obligation, to sell to YA II, and YA II shall purchase, and aggregate amount of up to 10,000,000 shares of the Company's common stock at the Company's request any time during the commitment period as described above.

Item 5.02(e). Compensatory Arrangements of Certain Officers

In relation to the Tillou Promissory Notes, The Company has agreed Mr. Shane McMahon, the Executive Chairman of the Company, is entitled to a grant up to 7,217,095 shares of Common Stock.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
10.1	Promissory Note by and between Ideanomics, Inc. and Tillou Management Amended April 25, 2024 and attached.
10.2	Promissory Note by and between Ideanomics, Inc. and Tillou Management Amended May 29, 2024 and attached.
10.3	Standby Equity Purchase Agreement, dated as of January 10, 2024, by and between Ideanomics, Inc. and YA II PN, Ltd. Amended April 15, 2024 and attached.
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEANOMICS, INC.

	By:	/s/ Alfred P. Poor
Date: June 17, 2024	Name: Alfred P. Poor
Title: Chief Executive Officer